Exhibit 99.1

Contact:	Michael Gallant
508-293-6357
Gallant_Michael@emc.com

INDUSTRY VETERAN PAT GELSINGER JOINS EMC AS

PRESIDENT & COO OF INFORMATION INFRASTRUCTURE

PRODUCTS; HOWARD ELIAS PROMOTED TO PRESIDENT

& COO OF INFORMATION INFRASTRUCTURE AND

CLOUD SERVICES

EMC Strengthens Leadership Team, Expands Executive Office of the Chairman

HOPKINTON, Mass. – September 14, 2009 - EMC Corporation (NYSE:EMC), the world leader in information infrastructure solutions, today announced two senior leadership appointments. Industry veteran Pat Gelsinger has joined the company from Intel Corporation as President and Chief Operating Officer, EMC Information Infrastructure Products. Gelsinger, 48, will be responsible for EMC’s Information Infrastructure product portfolio, including its Information Storage, RSA Information Security, Content Management and Archiving and Ionix IT management divisions. EMC also announced the promotion of Howard Elias, 52, to President and Chief Operating Officer, EMC Information Infrastructure and Cloud Services.

Gelsinger and Elias will report to Joe Tucci, EMC’s Chairman and CEO, and join the Executive Office of the Chairman. Under their leadership, EMC will continue to strengthen and advance its market leadership for information infrastructure products and services as it marches to address four of the fastest-growing IT market opportunities — next-generation fully virtualized data centers, cloud computing, virtualized desktops and clients, and next-generation backup and recovery solutions.

Gelsinger joins EMC from Intel where he most recently served as Senior Vice President and Co-General Manager of Intel’s Digital Enterprise Group, the company’s largest business group accounting for more than half of Intel’s annual revenue. Under Gelsinger’s leadership, this group is responsible for Intel’s enterprise products including clients (PC’s), Server (Xeon and Itanium), Embedded, Communications, Visualization and Storage products. The group is also responsible for the award-winning Nehalem microarchitecture product development.

Joe Tucci said, “We consider ourselves highly fortunate to welcome to EMC an executive of Pat Gelsinger’s stature and depth of credentials. The totality of what EMC information infrastructure means to our customers worldwide has never been more critical. Pat’s three decades of technical and general management leadership experience will serve EMC’s customers well as they build out and blend their information infrastructures to better compete, reduce costs, minimize risk, and create ever-new levels of value from their information. We also now possess one of the strongest and most talented management leadership teams in technology. I’ve never been more excited about what we see ahead for EMC.”

Pat Gelsinger said, “Over the last three decades, Intel has provided me with extraordinary opportunities and the ultimate executive proving ground. For that I remain forever grateful. I’m also thrilled with the road ahead and prospect of helping lead a company of EMC’s stature. The technology industry has undergone almost incomprehensible change over the last three decades since I entered it. The rate and pace of change and challenge is not abating in the slightest. EMC is extremely well positioned to play a pivotal role in the IT industry for decades to come, and I am privileged to join Joe and his EMC leadership team in that endeavor.”

Howard Elias has served as President, EMC Global Services and EMC’s Ionix IT management group for the last three years, overseeing EMC’s award-winning global Customer Support organizations, Professional and Managed Services, EMC Consulting, and Global Presales and Education Services along with the Ionix resource management software portfolio. Prior to this, Elias was Executive Vice President, Global Marketing and Corporate Development, directing all of EMC’s marketing, sales enablement, communications, and technology alliances activities. In that role, he was also responsible for Corporate Development and New Ventures, which focused on mergers and acquisitions, new business development, the integration of acquisitions as well as investments and the incubation of new businesses.

EMC Expands Executive Office of the Chairman

With these appointments, EMC has expanded its Executive Office of the Chairman which, in addition to Joe Tucci and Bill Teuber, EMC Vice Chairman, the Executive Office of the Chairman will now comprise:

•	Howard Elias – President & COO, EMC Information Infrastructure and Cloud Services

•	Pat Gelsinger – President & COO, EMC Information Infrastructure Products

•	David Goulden, 50 – Executive Vice President and Chief Financial Officer

Tucci said, “Howard and David have an incredibly deep understanding of every aspect of EMC’s business, and both executives have a proven track record of effectively combining this knowledge with operational excellence and leadership. I have the highest confidence in our success with Howard leading our services and David ensuring EMC continues to be financially strong and efficient around the world.

Tucci added, “Bill Teuber, the EMC Board and I extend a warm and heartfelt welcome to Howard, David and Pat as they join us to form the EMC Executive Office of the Chairman. These are three world-class leaders at the top of their game. We look forward to the impact of their combined vision, strategic view and operational excellence. Together we will strengthen EMC’s position as a major player in some of the hottest and fastest-growing market opportunities in all of IT and take EMC into its next phase of growth and market leadership.”

Tucci To Remain as EMC’s Chairman and CEO Through 2012

Separately, EMC announced today that Joe Tucci has informed the EMC Board of his plans to remain as an active Chairman and CEO through 2012.

David Strohm, EMC’s Lead Director, said “The Board of EMC is delighted with Joe’s willingness to remain as Chairman and CEO through 2012. Under Joe’s leadership, EMC has committed to achieving a leading position in new, high-growth markets, while also maintaining its clear market leadership in storage, security and infrastructure management. Joe has provided the vision and roadmap for this growth plan for the next three years. Equally important, it has been a hallmark of Joe’s leadership over his more than seven years as CEO to bring exceptional, new executive talent to EMC from among the best companies in the technology industry. The recruitment of Pat Gelsinger adds to an already strong and deep team in the Office of the Chairman, including Howard Elias, David Goulden, and our current Vice Chairman, Bill Teuber. We are confident this team can meet our growth objectives and stand up to any challenge in this industry.”

Tucci added, “I very much appreciate the Board’s confidence in me and look forward to the future with great enthusiasm. EMC is remarkably well positioned to succeed in the information infrastructure solutions marketplace. We see enormous opportunity, despite the current economic climate, and we will be aggressive in pursuing it from every vantage and with every asset we have.”

Background on Pat Gelsinger

Gelsinger joined Intel in 1979. Prior to his role as Senior Vice President and Co-General Manager of Intel’s Digital Enterprise Group, Gelsinger led Intel Labs, which encompasses many of Intel research activities, including leading Corporate Technology Group and Intel Research. As Intel’s first chief technology officer (CTO), he managed Intel’s longer-term research efforts and helped ensure consistency from Intel’s emerging computing, networking and communications products and technologies.

Previously, Gelsinger led Intel’s Desktop Products Group, where he was responsible for its desktop processors, chipsets and motherboards for consumer and commercial OEM customers as well as many of Intel’s technology initiatives and the Intel Developer Forum. He also led the development of the Intel ProShare video conferencing and Internet communications product line. He was general manager of the division responsible for the Pentium Pro, IntelDX2 and Intel486 microprocessor families. He was also architect of the original 80486 and a design engineer on the 80386 and 80286 processor design teams.

Gelsinger holds six patents in the areas of VLSI design, computer architecture and communications, is a well-known speaker on technology trends and has received a variety of industry recognition awards.

Gelsinger received an associate’s degree from Lincoln Technical Institute in 1979, a bachelor’s degree from Santa Clara University in 1983, Magna Cum Laude, and a master’s degree from Stanford University in 1985. All degrees are in electrical engineering. He is a Fellow of the IEEE (2008) and was awarded an Honorary Doctorate of Letters in 2008 from William Jessup University. Mr. Gelsinger and his wife Linda have been married for 27 years and they have four children.

About EMC

EMC Corporation (NYSE: EMC) is the world’s leading developer and provider of information infrastructure technology and solutions that enable organizations of all sizes to transform the way they compete and create value from their information. Information about EMC’s products and services can be found at www.EMC.com.

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This release contains “forward-looking statements” as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in information technology spending; (iii) our ability to protect our proprietary technology; (iv) risks associated with managing the growth of our business, including risks associated with acquisitions and investments and the challenges and costs of integration, restructuring and achieving anticipated synergies; (v) fluctuations in VMware, Inc.’s operating results and risks associated with trading of VMware stock; (vi) competitive factors, including but not limited to pricing pressures and new product introductions; (vii) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (viii) component and product quality and availability; (ix) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (x) insufficient, excess or obsolete inventory; (xi) war or acts of terrorism; (xii) the ability to attract and retain highly qualified employees; (xiii) fluctuating currency exchange rates; (xiv) litigation that we may be involved in; and (xv) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission. EMC disclaims any obligation to update any such forward-looking statements after the date of this release.